SUBSCRIPTION AGREEMENT BETWEEN THE TRUST AND THE INVESTORS

GRAND PRIX INVESTORS FUND

A SERIES OF THE

GRAND PRIX INVESTORS TRUST

LETTER OF INVESTMENT INTENT

October 11, 2010

To the Board of Trustees of Grand Prix Investors Trust:

The undersigned (the “Purchaser”) hereby subscribes to purchase a beneficial interest (the “Interest”) of the Grand Prix Investors Fund, a series of the Grand Prix Investors Trust, in the amount of $50,000 for 5,000 shares at net asset value of $10.00 per share, in consideration for which the Purchaser agrees to transfer to you upon demand cash in the amount of $50,000.

The Purchaser agrees that the Interest is being purchased for investment purposes only and with no present intention of reselling or redeeming said Interest.

/s/ John C. Foti

John C. Foti

SUBSCRIPTION AGREEMENT BETWEEN THE TRUST AND THE INVESTORS

GRAND PRIX INVESTORS FUND

A SERIES OF THE

GRAND PRIX INVESTORS TRUST

LETTER OF INVESTMENT INTENT

October 14, 2010

To the Board of Trustees of Grand Prix Investors Trust:

The undersigned (the “Purchaser”) hereby subscribes to purchase a beneficial interest (the “Interest”) of the Grand Prix Investors Fund, a series of the Grand Prix Investors Trust, in the amount of $50,000 for 5,000 shares at net asset value of $10.00 per share, in consideration for which the Purchaser agrees to transfer to you upon demand cash in the amount of $50,000.

The Purchaser agrees that the Interest is being purchased for investment purposes only and with no present intention of reselling or redeeming said Interest.

/s/ Jack A. Martin

Jack A. Martin